AMENDMENT NO. 1
                                     to the
                            INVACARE CORPORATION 1994
                                PERFORMANCE PLAN

               Invacare Corporation hereby adopts Amendment No. 1 to the Invacare Corporation 1994 Performance Plan (the "Plan") pursuant to the following terms and provisions:

          1. Section 2(i) of the Plan is hereby deleted and restated in its entirety to read as follows:

                  "(i) "Committee" - means the Compensation Committee of the Board of Directors, or any other committee of the Board of Directors that the Board of Directors or the Compensation Committee authorizes to administer all or any aspect of this Plan."

          2. Section 2 of the Plan is hereby amended by adding thereto the following additional paragraph as subsection (s) and by re-designating
          Section 2(s) through Section 2(y) as Section 2(t) through Section 2(z) respectively:

                  "(s) "Performance Objectives" - means the achievement of performance objectives established pursuant to this Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the subsidiary, division, department or function within the Company in respect of which the Participant performs services. Any Performance Objectives applicable to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code (the "Performance-Based Exception") shall be limited to specified levels of or increases in the Company's, or subsidiary's, or division's, or department's, or function's return on equity, earnings per Common Share, total earnings, earnings growth, return on capital, operating measures (including, but not limited to, operating margin and operating costs) return on assets, or increase in the Fair Market Value of the Common Shares. Except in the case of such an Award intended to qualify under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

                           The Committee shall have the discretion to adjust the
                  determinations of the degree of attainment of the pre-established Performance Objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

                           In the event that  applicable  tax and/or  securities
                  laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m)."

          3. Section 3 of the Plan is hereby deleted and restated in its entirety to read as follows: "All Directors and employees of the Company and its Affiliates are eligible for the grant of Awards. The selection of any such persons to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same person.

                           Notwithstanding  the  foregoing,  any  individual who
                  renounces in writing any right that he or she may have to receive Awards under the Plan shall not be eligible to receive any Awards hereunder."

          4. Section 4(a) of the Plan is hereby deleted and restated in its entirety to read as follows, subject to shareholder approval at the 1998 Annual Meeting of Shareholders:

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                  "(a) Number of Common Shares.  The aggregate  number of Common
                  Shares that may be subject to Awards, including Stock Options, granted under this Plan during the term of this Plan will be equal to Three Million, Five Hundred Thousand (3,500,000) Common Shares, subject to any adjustments made in accordance with the terms of this Section 4.

                           The  assumption of  obligations  in respect of awards
                  granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, will not reduce the number of Common Shares available in any fiscal year for the grant of Awards under this Plan.

                           Common Shares  subject to an Award that is forfeited,
                  terminated, or canceled without having been exercised (other than Common Shares subject to a Stock Option that is canceled upon the exercise of a related Stock Appreciation Right) will again be available for grant under this Plan, without reducing the number of Common Shares available in any fiscal year for grant of Awards under this Plan, except to the extent that the availability of those Common Shares would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3. In addition, any Common Shares which are retained to satisfy a Participant's withholding tax obligations or which are transferred to the Company by a Participant to satisfy such obligations or to pay all or any portion of the exercise price of the Award in accordance with the terms of the Plan, the Award Agreement or the Notice of Award, may be made available for reoffering under the Plan to any Participant, except to the extent that the availability of those Common Shares would cause this Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3."

          5. Section 5(b) of the Plan is hereby deleted and restated in its entirety to read as follows:

                    "(b) Delegation. The Committee may delegate any of its authority to any other person or persons that it deems appropriate."

          6. Section 6(b)(iii) of the Plan is hereby deleted and restated in its entirety to read as follows:

                  "(iii) Stock Option - means a right to purchase a specified number of Common Shares, during a specified period, and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Stock Option that does not qualify as an Incentive Stock Option. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee, Incentive Stock Options must comply with the requirements of Section 422 of the Code and regulations promulgated thereunder, including the requirement that the aggregate Fair Market Value of the Common Shares with respect to which the Incentive Stock Option first becomes exercisable in any calendar year shall not exceed $100,000 (measured as of the effective date of the award of an Incentive Stock Option). The exercise price of a Stock Option that does not qualify as an Incentive Stock Option may be more or less than the Fair Market Value of the Common Shares on the date the Stock Option is granted."

          7. Section 6(b)(iv) of the Plan is hereby deleted and restated in its entirety to read as follows:

                  "(iv) Cash Award - An award denominated in cash. All or part of any Cash Award may be subject to conditions established by the Committee, including but not limited to future service with the Company or the achievement of the Performance Objectives."

          8. Section 6(c) of the Plan is hereby deleted and restated in its entirety to read as follows:

                  "(c) Limits on Awards. The maximum aggregate number of Common Shares (i) for which Stock Options may be granted, and (ii) with respect to which Stock Appreciation Rights may be granted, to any particular employee during any calendar year during the term of this Plan is 200,000 Common Shares, subject to adjustment in accordance with Section 4(c) hereof. The maximum aggregate amount of cash which may be granted or awarded to any particular employee during any calendar year during the term of this Plan is $500,000."

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          9.  Section  12 of the Plan is  hereby  deleted  and  restated  in its entirety to read as follows:

                           "In the event of a Change in Control of the  Company,
                  unless and to the extent otherwise determined by the Board of Directors, (i) all Stock Appreciation Rights and Stock Options then outstanding will become fully exercisable as of the date of the Change in Control; (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the date of the Change in Control, and (iii) all Cash Awards shall be released and/or deemed to have been fully earned as of the date of the Change in Control. Any such determination by the Board of Directors that is made after the occurrence of a Change in Control will not be effective unless a majority of the Directors then in office are Continuing Directors and the determination is approved by a majority of the Continuing Directors."

          10. Section 15 of the Plan is hereby deleted and restated in its entirety to read as follows:

                  "Unless otherwise determined by the Committee, (i) no Award granted under the Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, and (ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant."

          IN WITNESS WHEREOF, Invacare Corporation, by its appropriate officers duly authorized, has executed this instrument as of the 30th day of January, 1998.

                              INVACARE CORPORATION


                    By:   /S/ A. Malachi Mixon, III
                         -----------------------------------------------------
                    A. Malachi Mixon, III, Chairman of the Board, President and Chief Executive Officer




                    By:  /S/ Thomas R. Miklich
                        ------------------------------------------------------
                    Thomas R. Miklich, Chief Financial Officer, General Counsel, Treasurer and Corporate Secretary


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